SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission Only(as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant toss.240.14a-12

                             Norwood Financial Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [x]   No fee required.
  [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

         (5) Total fee paid:
--------------------------------------------------------------------------------

  [ ] Fee paid previously with preliminary materials.

  [ } Check  box  if  any  part  of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

         (3) Filing Party:
--------------------------------------------------------------------------------

         (4) Date Filed:
--------------------------------------------------------------------------------

NORWOOD [LOGO]
--------------------------------------------------------------------------------
FINANCIAL CORP.   717 MAIN STREET o HONESDALE, PENNSYLVANIA 18431 o 570-253-1455










March 23, 2005

Dear Stockholder:

         On behalf of the Board of Directors and management of Norwood Financial Corp. (the "Company"), I invite you to attend the 2005 Annual Meeting of Stockholders of the Company to be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania on Tuesday, April 26, 2005, at 11:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as representatives of Beard Miller Company LLP, our independent accountants, will be present to respond to stockholder questions.

         You will be asked to elect three directors and to ratify the appointment of Beard Miller Company LLP as the Company's independent accountants for the fiscal year ending December 31, 2005. The Board of Directors has unanimously approved each of these proposals and recommends that you vote FOR them.

         Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written Proxy Card. Also, you may vote in person at the meeting if you so choose. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so.

                                         Sincerely,

                                         /s/William W. Davis, Jr.

                                         William W. Davis, Jr.
                                         President and Chief Executive Officer

--------------------------------------------------------------------------------
                             NORWOOD FINANCIAL CORP.
                                 717 MAIN STREET
                          HONESDALE, PENNSYLVANIA 18431
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 2005
--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Norwood Financial Corp. (the "Company"), will be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania on Tuesday, April 26, 2005, at 11:00 a.m., local time, for the following purposes:

         1.       To elect three directors of the Company; and

         2. To ratify the appointment of Beard Miller Company LLP as independent accountants of the Company for the fiscal year ending December 31, 2005;

all as set forth in the Proxy Statement accompanying this notice, and to transact such other business as may properly come before the Annual Meeting and any adjournments. The Board of Directors is not aware of any other business to come before the Annual Meeting. Stockholders of record at the close of business on March 18, 2005, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         A copy of the Company's Annual Report for the year ended December 31, 2004 is enclosed.

         Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend. All stockholders can vote by written proxy card. Also, you may vote in person at the Annual Meeting if you so choose. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/John E. Marshall

                                             JOHN E. MARSHALL
                                             SECRETARY


Honesdale, Pennsylvania
March 23, 2005

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE ANNUAL MEETING. IF YOU ARE VOTING BY WRITTEN PROXY CARD, A SELF- ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                             NORWOOD FINANCIAL CORP.
                                 717 MAIN STREET
                          HONESDALE, PENNSYLVANIA 18431
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 2005
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This proxy statement and the accompanying proxy card are being mailed to stockholders of Norwood Financial Corp. (the "Company") commencing on or about March 23, 2005 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the Company's 2005 annual meeting of stockholders (the "Annual Meeting") to be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania on Tuesday, April 26, 2005, at 11:00 a.m., local time, or at any adjournments or postponements thereof.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         All properly executed written proxies that are delivered pursuant to this proxy statement will be voted on all matters that properly come before the Annual Meeting for a vote. If your proxy specifies instructions with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are specified, your shares will be voted: (a) FOR the election as directors of the nominees named in Proposal 1; (b) FOR Proposal 2 (ratification of independent public accountants); and (c) in the discretion of the proxy holders, as to any other matters that may properly come before the Annual Meeting. Your proxy may be revoked at any time prior to being voted by: (i) filing with the Secretary of the Company (John E. Marshall, at 717 Main Street, Honesdale, Pennsylvania 18431) written notice of such revocation;
(ii) submitting a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and giving the Secretary notice of your intention to vote in person.

         WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOU ARE ASKED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD.

--------------------------------------------------------------------------------
                       VOTING SECURITIES AND VOTE REQUIRED
--------------------------------------------------------------------------------

         The Board of Directors has fixed the close of business on March 18, 2005 as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 2,697,651 shares of the Company's common stock, $.10 per value (the "Common Stock"), outstanding. Each stockholder of record on the Record Date is entitled to one vote for each share held.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary for a quorum at the Annual Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter ("Broker Non-Votes") will not be considered present for purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, as set forth in Proposal 1, the form of proxy being provided by the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board of Directors, or to withhold authority to vote for any or all of the nominees being proposed. Directors are elected by a plurality of votes cast, in person or represented by proxy, at a meeting and entitled to vote in the election of directors.

         As to the ratification of the independent accountants, which is submitted as Proposal 2, a stockholder may either: (i) vote "FOR" the Proposal 2; (ii) vote "AGAINST" Proposal 2; or (iii) "ABSTAIN" with respect to Proposal
2. Unless otherwise required by law, Proposal 2 and all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) Broker Non-Votes, or (b) proxies marked "ABSTAIN" as to that matter.

--------------------------------------------------------------------------------
                                PRINCIPAL HOLDERS
--------------------------------------------------------------------------------

         Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A person is deemed the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power with respect to such shares or has the right to acquire beneficial ownership of the shares at any time within 60 days from the Record Date. The following table sets forth information as of the Record Date with respect to the persons or groups known to the Company to beneficially own more than 5% of the Common Stock.


Name and Address                 Amount and Nature of          Percent of
of Beneficial Owner              Beneficial Ownership   Common Stock Outstanding
-------------------              --------------------   ------------------------

Wayne Bank Trust Department           196,485(1)                   7.3%
717 Main Street
Honesdale, Pennsylvania 18431

-------------
(1) The information is derived from Amendment No. 5 to a Schedule 13G filed January 18, 2005, which states that the Wayne Bank Trust Department had sole voting and dispositive power with respect to 196,485 shares. Excludes 212,484 shares held in two trusts for which the Bank acts as trustee but as to which it does not have voting power.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         Under Section 16(a) of the Exchange Act, the Company's directors and executive officers and persons beneficially owning more than 10% of the Common Stock are required to file reports of beneficial ownership and changes in beneficial ownership of their equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the best of the Company's knowledge, all of the filings by the Company's directors and executive officers were made on a timely basis during the 2004 fiscal year. The Company is not aware of any beneficial owners of more than ten percent of its Common Stock.

--------------------------------------------------------------------------------
                       PROPOSAL 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Election of Directors

         The Board of Directors currently consists of nine members, each of whom also serves as a director of the Company's principal subsidiary, Wayne Bank (the "Bank"). The Company's Articles of Incorporation provide that the Board of Directors must be divided into three classes as nearly equal in number as possible. At each annual meeting of stockholders, each of the successors of the directors whose terms expire at the meeting will be elected to serve for a term of three years expiring at the third annual meeting of stockholders following the annual meeting of stockholders at which the successor director was elected.

         Daniel J. O'Neill, Dr. Kenneth A. Phillips and Gary P. Rickard have been nominated by the Board of Directors for terms of three years each. Messrs. O'Neill, Phillips and Rickard currently serve as directors of the Company.

         The persons named as proxies in the enclosed proxy card intend to vote for the election of the persons listed below, unless the proxy card is marked to indicate that such authorization is expressly withheld. Should any of the nominees withdraw or be unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, it is the intention of the persons named in the enclosed proxy card to vote for the election of such person as may be recommended to the Board of Directors by the Nominating Committee of the Board. If there is no substitute nominee, the size of the Board of Directors may be reduced.

         The following table sets forth the names, ages, positions with the Company, terms of, and length of board service for each of the persons nominated for election as directors of the Company at the Annual Meeting, each other director of the Company who will continue to serve as director after the Annual Meeting and each executive officer. The Board of Directors has determined that each director other than William W. Davis, Jr. is independent within the meaning of the rules of The Nasdaq Stock Market. Beneficial ownership of the executive officers and directors of the Company as a group, is also set forth below.

                                                                                       Common Stock
                                                   Year First         Current          Beneficially
                                                   Elected or          Term             Owned as of              Percent
Name and Position           Age(1)                 Appointed(2)       Expires          Record Date(3)            of Class
-----------------           ------                 ------------       -------          --------------            --------
                                    BOARD NOMINEES FOR TERMS TO EXPIRE IN 2008

Daniel J. O'Neill             67                       1985             2005                 9,332                 *
Director

Dr. Kenneth A. Phillips       54                       1988             2005                 4,817                 *
Director

Gary P. Rickard               63                       1978             2005                26,404                 *
Director

                                          DIRECTORS CONTINUING IN OFFICE
Charles E. Case               70                       1970             2006                76,232                2.8%
Director

William W. Davis, Jr.         60                       1996             2006                64,246                2.4
Director, President and
Chief Executive Officer

John E. Marshall              67                       1983             2006                26,553 (4)            1.0
Director and Secretary
to the Board

Russell L. Ridd               75                       1980             2007                88,535 (4)            3.3
Director and
Chairman of the Board

Richard L. Snyder             64                       2000             2007                 3,750                 *
Director

Ralph A. Matergia             55                       2004             2007                   813                 *
Director

                                             EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Lewis J. Critelli             45                         na               na                42,133                1.5
Executive Vice President
and Chief Financial Officer

Edward C. Kasper              57                         na               na                32,265                1.2
Senior Vice President

Joseph A. Kneller             58                         na               na                 6,956                 *
Senior Vice President

John H. Sanders               47                         na               na                16,398                 *
Senior Vice President

All executive officers and
directors as a group
  (13 persons)                                                                           1.398,434               14.2

---------------
*    Less than 1% of the Common Stock outstanding.
(1)  As of December 31, 2004.
(2) Refers to the year the individual first became a director of the Company or the Bank.
                                         (footnotes continued on following page)

(3) Unless otherwise noted, the directors, executive officers and group named in the table have sole or shared voting power or investment power with respect to the shares listed in the table. The share amounts include shares of Common Stock that the following persons may acquire through the exercise of stock options within 60 days of the record date: Charles E. Case - 1,143, William W. Davis, Jr. - 26,493, John E. Marshall - 393, Gary R. Rickard - 1,893, Russell L. Ridd -1,893, Richard L. Snyder - 2,250, Daniel
     J. O'Neill - 3,393, Dr. Kenneth A. Phillips - 2,643, Ralph A. Matergia - 0, Lewis J. Critelli - 30,360, Edward C. Kasper - 19,750, Joseph A. Kneller - 1,500 and John A. Sanders - 10,500.
(4) Excludes 31,818 shares of Common Stock held under the Wayne Bank Employee Stock Ownership Plan ("ESOP") for which such individuals serve as the ESOP trustees. Such shares are voted by the ESOP trustee in a manner proportionate to the voting directions of the allocated shares received by the ESOP participants, subject to the fiduciary duty of the trustees. Beneficial ownership is disclaimed with respect to such ESOP shares held in a fiduciary capacity.

Biographical Information

         The principal occupation during the past five years of each director, nominee for director, and executive officer of the Company is set forth below. Unless otherwise stated, all directors, nominees, and executive officers have held their present positions for five years.

Nominees for Director:

         Daniel J. O'Neill is an Adjunct Professor at Wilkes University, the retired Superintendent of the Wayne Highlands School District, Honesdale, Pennsylvania, and Commander 28th Infantry Division (Retired).

         Dr. Kenneth A. Phillips is an optometrist in Waymart, Pennsylvania.

         Gary  P.  Rickard  is  a  partner  of  Clearfield   Farms,   Honesdale,
Pennsylvania, a dairy farm.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                  VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES

Continuing Directors:

         Charles E. Case is a retired former owner of CR Case and Sons, Inc., Honesdale, Pennsylvania, an automotive/tire services store.

         William W. Davis, Jr. is President and Chief Executive Officer of the Company and the Bank.

         John E. Marshall is president of Marshall Machinery Inc., Honesdale, Pennsylvania, a farm equipment and sales company.

         Russell L. Ridd is Chairman of the Board. Mr. Ridd retired as the President and Chief Executive Officer of the Bank in May 1993.

         Richard L. Snyder is a retired executive and certified public accountant. He served in a number of executive positions with Pricewaterhouse Coopers LLP, Bell Equipment/Alcom Combustion Company, and most recently with Phillip Morris Companies, Inc.

         Ralph A. Matergia is a founding partner of the law firm of Matergia and Dunn in Stroudsburg, Pennsylvania with which he has practiced for over 25 years. He has served as the Solicitor for the Borough of Stroudsburg since 1979 and as Solicitor for the Monroe County Treasurer for over 25 years.

Executive Officers Who Are Not Directors:

         Lewis J. Critelli is Executive Vice President and Chief Financial Officer of the Company and the Bank. Prior to December 1998, Mr. Critelli has served in a variety of capacities with the Company and the Bank.

         Edward C. Kasper is Senior Vice President of the Company and Senior Vice President and head of Corporate Banking for the Bank.

         Joseph A. Kneller is Senior Vice President of the Company and Senior Vice President - Information Systems of the Bank. Prior to December 1998, Mr. Kneller served as Vice President of the Bank.

         John H. Sanders is Senior Vice President of the Company and Senior Vice President and head of Retail Banking for the Bank.

Meetings and Committees of the Board of Directors

         The Board of Directors of the Company conducts its business through meetings of the Board and through activities of its committees. All committees act for both the Company and the Bank. During the fiscal year ended December 31, 2004, the Board of Directors of the Company held six regular meetings and the Board of Directors of the Bank held 12 regular meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors of the Company and committees on which such director served during the fiscal year ended December 31, 2004.

         The Compensation Committee consists of Directors Ridd, Marshall and Case. This standing committee met once during the fiscal year ended December 31, 2004 to review the compensation of the chief executive officer and other executive officers. The members of the Compensation Committee are independent in accordance with the listing requirements of The Nasdaq Stock Market.

         The Audit Committee is comprised of Directors Snyder, Phillips, Case and Marshall. The Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the listing requirements for The Nasdaq Stock Market. The Board of Directors has adopted a written audit charter. The Audit Committee is a standing committee and, among other matters, is responsible for developing and maintaining the Company's audit program. The Audit Committee also meets with the Company's independent auditors to discuss the results of the annual audit and any related matters.

         In addition to regularly scheduled meetings, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company. The Audit Committee met six times during the fiscal year ended December 31, 2004.

         The Board of Directors has determined that Richard L. Snyder, a member of the Company's Audit Committee, is an "Audit Committee Financial Expert" as that term is defined in the Securities Exchange Act of 1934. The Board of Directors has also determined that Mr. Snyder is independent as that term is used in item 7(d)(3)(iv)(A) of Schedule 14A under the Exchange Act.

         Report of the Audit Committee. For the fiscal year ended December 31, 2004, the Audit Committee: (i) reviewed and discussed the Company's audited financial statements with management; (ii) discussed with the Company's independent auditor, Beard Miller Company LLP, all matters required to be discussed under Statement on Auditing Standards No. 61; and (iii) received Beard Miller Company LLP disclosures regarding Beard Miller Company LLP's independence as required by Independence Standards Board Standard No. 1 and discussed with Beard Miller Company LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

         Audit Committee:
                  Richard L. Snyder - Chairman
                  Dr. Kenneth A. Phillips
                  Charles E. Case
                  John E. Marshall

Director Nomination Process

         The Nominating Committee consists of Directors Ridd, Marshall and Case, each of whom is independent within the meaning of the rules of The Nasdaq Stock Market. The Nominating Committee met twice during the year ended December 31, 2004. The Board of Directors has adopted a charter for the nominating committee which was included as an appendix to the proxy statement for the 2004 annual meeting of stockholders.

         The Company does not currently pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee's process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company and its wholly-owned subsidiary, Wayne Bank. Additionally, the Committee will consider persons recommended by stockholders of the Company in selecting the Committee's nominees for election. There is no difference in the manner in which the Committee evaluates persons recommended by directors or officers and persons recommended by stockholders in selecting Board nominees.

         To be considered in the Committee's selection of Board nominees, recommendations from stockholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year's annual meeting was first distributed to stockholders. Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered. The Committee believes potential directors should be stockholders, should have the highest personal and professional integrity and should be knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage.

Stockholder Communications

         The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. In addition, Directors are accessible to stockholders on an informal basis throughout the year and formally at the Annual Meeting. The Board encourages, but does not require, directors to attend the annual meeting of stockholders. All of the Board's members, other than Mr. Matergia who joined the Board in November 2004, attended the 2004 annual meeting of stockholders.

--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

Director Compensation

         The Company does not presently compensate its directors. Each director of the Company is also a director of the Bank and receives fees accordingly. Mr. William W. Davis, Jr., President and Chief Executive Officer of the Company and the Bank, does not receive board or committee fees for his participation thereon. Each non-employee member of the Bank's Board of Directors receives a retainer of $1,500 per month. In addition, fees are paid for various committee meetings as follows: Trust Committee ($300); Audit Committee ($300);
Compensation Committee ($300); and Loan Committee ($300). For the fiscal year ended December 31, 2004, fees paid to all directors totaled approximately $162,900, all of which were paid by the Bank.

         Under the terms of the 1999 Directors Stock Compensation Plan, stock options were awarded to non- employee directors in December of each year in amounts determined by a committee of non-employee directors. The exercise price of such options was in each case equal to the fair market value of the underlying Common Stock on the date of grant. A total of 26,400 shares of Common Stock were reserved under the plan, all of which have now been awarded

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during each of the last three fiscal years, by each person who served as the Company's chief executive officer during the last fiscal year and by each of the four most highly compensated executive officers whose salary and bonus exceeded $100,000 during the past fiscal year.

                                                                                       Long-Term
                                                               Annual                 Compensation
                                                             Compensation               Awards
                                                      ------------------------       --------------
                                                                                      Securities
Name and Principal                                                                    Underlying    All Other
Position                            Year                Salary          Bonus          Options(1)  Compensation
--------                            ----                ------          -----          ----------  ------------
William W. Davis, Jr.               2004              $209,000        $50,000             4,000     $73,213 (2)
President and Chief                 2003               202,000         45,000             4,000      72,944
  Executive Officer                 2002               197,500         40,000             3,750      69,204

Lewis J. Critelli                   2004               136,500         36,000             3,000      30,487 (3)
Executive Vice President            2003               133,000         32,500             3,000      29,598
  and Chief Financial Officer       2002               130,000         30,000             3,000      25,605

Edward C. Kasper                    2004               107,500         27,500             2,500      34,202 (4)
Senior Vice President               2003               104,500         25,000             2,500      34,208
                                    2002               102,000         25,000             2,250      30,896

Joseph A. Kneller                   2004                95,000         11,000             1,500      23,237 (5)
Senior Vice President               2003                93,500         10,000             1,500      22,914
                                    2002                91,500         12,000             1,500      19,423

John H. Sanders                     2004                94,500         10,000             1,500      17,892 (6)
Senior Vice President               2003                92,000          8,000             1,500      17,366
                                    2002                90,000          5,000             1,500      16,513

                                                                                   (footnotes on following page)

-------------------
(1)  See "-- Stock Awards."
(2) Includes $46,681 related to an accrual under the salary continuation plan; 1,344 shares of Common Stock allocated under the ESOP at an average cost of $10.93 per share (such shares had an aggregate market value at December 31, 2004 of $47,510); and $11,842 in Bank matching funds for his account in the 401(k) retirement plan.
(3) Includes $10,184 related to an accrual under the salary continuation plan; 1,108 shares of Common Stock allocated under the ESOP at an average cost of $10.93 per share (such shares had an aggregate market value at December 31, 2004 of $39,168) and $8,193 in Company matching funds for his account in the 401(k) retirement plan.
(4) Includes $18,199 related to an accrual under the salary continuation plan; 874 shares allocated under the ESOP at an average cost of $10.93 per share (such shares had an aggregate market value at December 31, 2004 of $30,896); and $6,450 in Company matching funds for his account in the 401(k) retirement plan.
(5) Includes $10,178 related to an accrual under the salary continuation plan; approximately 680 shares of Common Stock scheduled to be allocated under the ESOP at an average cost basis of $10.93 per share (such shares had an aggregate market value at December 31, 2004 of $24,038); and $5,627 in Company matching funds for his account in the 401(k) retirement plan.
(6) Includes $4,840 related to an accrual under the salary continuation plan; approximately 682 shares of Common Stock scheduled to be allocated under the ESOP at an average cost basis of $10.93 per share (such shares had an aggregate market value at December 31, 2004 of $24,109); and $5,597 in Company matching funds for his account in the 401(k) retirement plan.

Other Benefits

         Employment Agreements. The Company and the Bank have entered into three-year employment agreements with Messrs. Davis and Critelli. Under the Agreements, Mr. Davis's and Mr. Critelli's employment may be terminated by the Company or the Bank for "just cause" as defined in the Agreement. If the Company or the Bank terminated Messrs. Davis and Critelli without just cause, Messrs. Davis and Critelli would be entitled to a continuation of their salaries for the remaining term of the Agreement with a minimum of one year from the date of termination as well as the continuation of other benefits. In the event there is an involuntary termination of employment in connection with any change in control of the Company or the Bank during the term of the Agreement, Messrs. Davis and Critelli will be paid in a lump sum an amount equal to three times the five-year average of his annual compensation minus $1.00. In the event of a change in control of the Company or Bank at December 31, 2004, Messrs. Davis and Critelli would have been entitled to an aggregate lump-sum payment of approximately $588,000 and $387,000, respectively.

         Salary Continuation Plan. The Bank has entered into salary continuation agreements with Messrs. Davis, Critelli, Kasper, Kneller and Sanders (the "Executives"). The agreements provide that upon termination of employment on or after reaching the age of 62, the Executives will be entitled to maximum annual retirement benefits equal to $46,000, $61,000, $29,000, $14,000 and $24,000, respectively, payable for 15 years. These amounts are adjusted for early retirement. The Executives are not entitled to such benefits in the event they are terminated for cause. On a change of control of the Company, the Executives are entitled to full payment in 12 equal monthly installments payable on the first day of each month commencing with the month following attaining age 62 and continuing for 179 additional months. As of December 31, 2004, Messrs. Davis, Critelli, Kasper, Kneller and Sanders had accrued salary continuation plan benefits of approximately $290,000, $63,000, $113,000, $63,000 and $30,000,
respectively, and such benefits were vested for such Executives.

         Severance Agreements. The Bank has entered into change-in-control severance agreements with Messrs. Kasper, Kneller and Sanders. The severance agreements have terms of three years, renewable annually, and severance protection upon a termination of employment following a change in control of the Bank, with such payment equaling two times the current annual compensation of Messrs. Kasper, Kneller and Sanders. In the event of a change of control at December 31, 2004, Messrs. Kasper, Kneller and Sanders would have been entitled to lump sum payments of approximately $216,000, $190,000 and $189,000, respectively.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consisted of Directors Ridd, Marshall and Case at December 31, 2004. Director Ridd is Chairman of the Board of the Company and the Bank, serves as Chairman of the Compensation Committee, and was President and Chief Executive Officer of the Bank until May 1993. Members of the Compensation Committee are non-employee directors of the Company and the Bank. No member of the Committee or any other director is, or was during 2004, an executive officer of another company whose board of directors has a comparable committee on which one of the Company's executive officers serves. None of the executive officers of the Company is, or was during 2004, a member of the board of directors or a comparable compensation committee of a company of which any of the directors of the Company is an executive officer.

2004 Report of the Compensation Committee

         The Compensation Committee of the Company is responsible for the administration of the compensation program of the President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and all other Executive Officers. The Committee has access to various surveys of executive compensation packages of banks of similar size and complexity. The compensation package for executive officers consists of base salary, annual cash bonus and incentive stock options and is structured so as to provide a competitive package that allows the Company to retain key executives.

         The Committee determines executive base salaries by level of responsibility, individual contribution to the Company and the Company performance including overall profitability, core growth in loans and deposits and loan quality issues. The Chief Executive Officer makes recommendations to the Committee concerning base salary of other executive officers after reviewing the individual's performance as well as the Company's performance. Using a similar process, the Committee makes recommendations to the Board of Directors regarding the President and Chief Executive Officer base salary.

         During the year ended December 31, 2004, William W. Davis, Jr., President and Chief Executive Officer received an increase in his base salary from $209,000 to $217,500 due to his continued leadership in the management of the Company and the Bank. Additionally, Mr. Davis was awarded stock options under the Stock Option Plan. In making its compensation determinations, the Committee considers the annual compensation paid to presidents and chief executive officers of publicly owned financial institutions nationally, in the Commonwealth of Pennsylvania and surrounding Northeastern states with assets of between $250 million and $500 million and the job performance of such individual as determined by the Committee or the Board of Directors.

         Compensation Committee:
                  Russell L. Ridd - Chairman
                  John E. Marshall
                  Charles E. Case

         Stock Awards. The following tables set forth information with respect to options to purchase the Common Stock granted to or exercised by the named executive officers during fiscal 2004 and the net realizable value of options held by them as of the end of the fiscal year. No stock appreciation rights have been granted to the named executive officers.

                                               OPTION GRANTS IN LAST FISCAL YEAR

                                    Individual Grants (1)
---------------------------------------------------------------------------------------------


                                                                                                   Potential Realizable
                                                                                                     Value at Assumed
                              Number of        Percent of                                          Annual Rate of Stock
                             Securities      Total Options                                          Price Appreciation
                             Underlying        Granted to                                           for Option Term(2)
                               Options        Employees in       Exercise        Expiration        ---------------------
          Name                 Granted        Fiscal Year         Price             Date                 5%          10%
------------------------------------------------------------------------------------------------------------------------------

William W. Davis, Jr.           4,000             20.5%           $31.50         12/14/2014          $104,326     $240,755
Lewis J. Critelli               3,000             15.4%            31.50         12/14/2014            78,244      180,566
Edward C. Kasper                2,500             12.8%            31.50         12/14/2014            65,204      150,472
Joseph A. Kneller               1,500              7.7%            31.50         12/14/2014            39,122       90,283
John H. Sanders                 1,500              7.7%            31.50         12/14/2014            39,122       90,283

-------------------
(1) All options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option has a term of ten years and vests one year from date of the grant.
(2) The amounts represent certain assumed rates of appreciation only over a ten-year period. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in the table will be achieved.

                                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                     FY-END OPTION VALUES

                                                                       Number of Securities                Value of Unexercised
                                                                      Underlying Unexercised               In-the-Money Options
                                 Shares                             Options at Fiscal Year-End              at Fiscal Year-End
                               Acquired on         Value            --------------------------          -------------------------
           Name                 Exercise          Realized          Exercisable Unexercisable           Exercisable Unexercisable
----------------------------------------------------------------------------------------------------------------------------------
William W. Davis, Jr.              --            $         --             26,493     4,000              $475,212 (1)     $15,400
Lewis J. Critelli                 2,250                38,033             30,360     3,000               613,057 (2)      11,550
Edward C. Kasper                   --                      --             17,750     2,500               380,933 (3)       9,625
Joseph A. Kneller                 3,750                46,512              1,500     1,500                15,200 (4)       5,775
John H. Sanders                    --                      --             10,500     1,500               183,338 (5)       5,775


--------------------
(1) Based upon an exercise price per share of: $11.42 for 3,743 options; $16.00 for 6,000 options; $14.83 for 4,500 options; $17.83 for 4,500 options; $20.00 for 3,750 options; and $25.15 for 4,000 options. The closing stock price on December 31, 2004 was $35.35.
(2) Based upon an exercise price per share of: $11.08 for 2,610 options; $10.96 for 2,250 options; $11.42 for 6,000 options; $16.00 for 4,500 options;
     14.83  for  3,000  options;  $10.88  for 3,000  options;  $17.83  for 3,000 options; and $25.15 for 3,000 options. The closing stock price on December 31, 2004 was $35.35.
(3) Based upon an exercise price per share of: $11.42 for 4,500 options, $16.00 for 3,750 options, $14.83 for 2,250 options; $10.88 for 2,250 options; $20.00 for 2,250 options; and $25.15 for 2,500 options. The closing stock price on December 31, 2004 was $35.35.
(4) Based upon an exercise price of $25.15 for 1,500 options. The closing stock price on December 31, 2004 was $35.35.
(5) Based upon an exercise price of: $16.00 for 3,750 options, $14.83 for 2,250 options; $17.83 for 1,500 options; $20.00 for 1,500 options; and $25.15 for 1,500 options. The closing stock price on December 31, 2004 was $35.35.

--------------------------------------------------------------------------------
                             STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

         Set forth below is a stock performance graph comparing the cumulative total shareholder return on the Common Stock with (a) the cumulative total stockholder return on stocks included in The Nasdaq Stock Market index and (b) the cumulative total stockholder return on stocks included in the Nasdaq Bank index, as prepared for Nasdaq by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $1,000 at the market close on December 31, 1999 and the reinvestment of dividends paid. The graph provides comparison at December 31, 1999 and each fiscal year through December 31, 2004.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

[Line graph appears here showing 5-year cumulative total return on $1,000 invested in the Common Stock compared to cumulative total returns on $1,000 invested in the Nasdaq Bank Index and Nasdaq Index, respectively. Line graph starts at December 31, 1999 and shows the cumulative total returns at December 31, 2000, 2001, 2002, 2003 and 2004. Plot points are shown below]



--------------------------------------------------------------------------------------------------------------------------
                                12/31/99($)    12/31/00($)    12/31/01($)     12/31/02($)    12/31/03($)     12/31/04($)
--------------------------------------------------------------------------------------------------------------------------
Norwood Financial Corp.            1,000             891          1,399           1,628          2,228           3,081
--------------------------------------------------------------------------------------------------------------------------
CRSP Nasdaq U.S. Index             1,000             603            478             331            494             538
--------------------------------------------------------------------------------------------------------------------------
CRSP Nasdaq Bank Index             1,000           1,142          1,237           1,266          1,629           1,864
--------------------------------------------------------------------------------------------------------------------------

         There can be no assurance that the Company's future stock performance will be the same or similar to the historical performance shown in the above graph. The Company neither makes nor endorses any predictions as to stock performance.

--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

         Certain directors and executive officers of the Bank, their families and their affiliates are customers of the Bank. Any transactions with such parties including loans and commitments are made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectibility or present other unfavorable features.

--------------------------------------------------------------------------------
       PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

         Beard Miller Company LLP was the Company's independent public accountants for the 2004 fiscal year. The Board of Directors has appointed Beard Miller Company LLP to be its accountants for the fiscal year ending December 31, 2005, subject to ratification by the Company's stockholders. The engagement of Beard Miller Company LLP was approved in advance by the Audit Committee. A representative of Beard Miller Company LLP is expected to be available at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if the representative so desires.

         Audit Fees. The aggregate fees billed by Beard Miller Company LLP for professional services rendered for the audit of the Company's annual consolidated financial statements and for the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2004 and 2003 were $72,545 and $68,903, respectively.

         Audit Related Fees. The aggregate fees billed by Beard Miller Company LLP for assurance and related services related to the performance of the employee benefit plan audits for the years ended December 31, 2004 and 2003 were $7,287 and $6,825, respectively.

         Tax Fees. The aggregate fees billed by Beard Miller Company LLP for professional services rendered for preparation of state and federal tax returns and other tax matters for the years ended December 31, 2004 and 2003 were $9,997 and $7,850, respectively.

         All Other Fees. The aggregate fees billed by Beard Miller Company LLP for professional services rendered for services or products other than those listed under the captions "Audit Fees," "Audit-Related Fees," and "Tax Fees" for the years ended December 31, 2004 and 2003 were $458 and $745, respectively.

         The Audit Committee has not adopted any pre-approval policies and procedures for audit and non- audit services to be performed by the independent auditors. Such services are approved in advance by the Audit Committee itself. No services were approved pursuant to the de minimus exception of the Sarbanes-Oxley Act of 2002.

         Ratification of the appointment of the independent accountants requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Beard Miller Company LLP as the Company's independent accountants for the 2005 fiscal year.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be considered for inclusion in the Company's proxy statement for the annual meeting of stockholders to be held in 2006, all stockholder proposals must be submitted to the Secretary at the Company's office, 717 Main Street, Honesdale, Pennsylvania 18431, on or before November 23, 2005. Under the Articles of Incorporation, in order to be considered for possible action by stockholders at the 2006 annual meeting of stockholders, stockholder nominations for director and stockholder proposals not included in the Company's proxy statement must be submitted to the Secretary of the Company, at the address set forth above, no later than February 25, 2006.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors does not know of any other matters that are likely to be brought before the Annual Meeting. If any other matters, not now known, properly come before the Annual Meeting or any adjournments, the persons named in the enclosed proxy card, or their substitutes, will vote the proxy in accordance with their judgment on such matters.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

         The Company's 2004 Annual Report to Stockholders accompanies this proxy statement. Such Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated by reference herein. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 will be furnished without charge to stockholders as of the Record Date upon written request to the Secretary, Norwood Financial Corp., 717 Main Street, Honesdale, Pennsylvania 18431.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/John E. Marshall

                                              JOHN E. MARSHALL
                                              SECRETARY


Honesdale, Pennsylvania
March 23, 2005

                             NORWOOD FINANCIAL CORP.
                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 26, 2005

         The undersigned hereby appoints the official proxy committee of the Board of Directors of the Norwood Financial Corp. (the "Company") with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania 18431, on Tuesday, April 26, 2005, at 11:00 a.m., local time and at any and all adjournments thereof, as follows:

                                                   FOR     WITHHELD
                                                   ---     --------

1. The election as director of all nominees
          listed below:                            |_|        |_|

          01 Daniel J. O'Neill
          02 Dr. Kenneth A. Phillips
          03 Gary P. Rickard

INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee's name on the line provided below.

--------------------------------------------------------------------------------

                                                   FOR     AGAINST    ABSTAIN
                                                   ---     -------    -------

2.       To ratify the appointment of
         Beard Miller Company LLP as
         independent accountants
         for the Company for the fiscal year
         ending December 31, 2005.                 |_|       |_|        [_]

         In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors recommends a vote "FOR" the propositions.


--------------------------------------------------------------------------------
THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                                     NORWOOD
                             FINANCIAL CORP. [LOGO]

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                    Please complete, date, sign and mail the detached proxy card in the enclosed postage-prepaid envelope.

                -------------------------------------------------
                                  PROXY VOTING
                      COMPLETE BOTH SIDES OF THIS PROXY AND
                       RETURN IN THE ENCLOSED ENVELOPE TO:

                           Illinois Stock Transfer Co.
                      209 West Jackson Boulevard, Suite 903
                             Chicago, Illinois 60606
                -------------------------------------------------


         Should the undersigned be present and elects to vote at the Meeting, or at any adjournment thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

         The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Meeting, a proxy statement dated March 25, 2005 and an Annual Report to Stockholders.

                                        ----------------------------------------
                                                        NORWOOD
                                                        -------
COMMON                                              Financial Corp.

Signature:  ______________________       If you plan to personally attend the
                                         Annual Meeting of Stockholders,  please
                                         check the box below and list names of
Signature:  ______________________       attendees on reverse side.

                                         Return this stub in the enclosed
                                         envelope with your completed proxy
                                         card.

Date:  ______________________, 2005      I/We do plan to attend              [_]
                                         the Annual Meeting.

                                        ----------------------------------------


Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.